Exhibit 99.2
CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
REGENERON PHARMACEUTICALS, INC.
Under Section 805 of the Business Corporation Law
of the State of New York
          We the undersigned, being the President and the Secretary of Regeneron Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of New York, in accordance with the provisions of Section 104 of the Business Corporation Law of the State of New York, do hereby certify and set forth:
          1. The name of the corporation is Regeneron Pharmaceuticals, Inc. (hereinafter called the “Corporation”).
          2. The certificate of incorporation of the Corporation was filed with the Department of State of the State of New York on January 11, 1988.
          3. The certificate of incorporation of the Corporation, as amended heretofore (the “Restated Certificate of Incorporation”), is hereby amended to eliminate all matters set forth therein with respect to the shares of preferred stock designated as “Series A Junior Participating Preferred Stock.” None of the authorized shares of Series A Junior Participating Preferred Stock are outstanding because none were issued, and none will be issued subject to the Restated Certificate of Incorporation.
          4. To accomplish the foregoing amendment, Article IX of the Restated Certificate of Incorporation is eliminated in its entirety.
          5. The manner in which the foregoing amendment of the Restated Certificate of Incorporation was authorized is as follows: The Board of Directors of the Corporation authorized the amendment under the authority vested in said Board of Directors under the provisions of the Restated Certificate of Incorporation and of Section 502(e) of the Business Corporation Law of the State of New York.

          IN WITNESS WHEREOF, we have executed and subscribed this document and do hereby affirm the foregoing as true under the penalties of perjury this 20th day of December, 2006.

/s/ Leonard S. Schleifer
Name:	Leonard S. Schleifer
Title:	President

/s/ Stuart A. Kolinski
Name:	Stuart A. Kolinski
Title:	Secretary